UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Solicitation Material Pursuant to Rule 14a-11(c) or rule 14a-12

Elite Pharmaceuticals, Inc.

(Name of Registrant as Specified in its Charter)

__________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Subject Line: IMPORTANT NOTE about Proxy Material Information for Annual Meeting Scheduled for December 4, 2019

Dear Elite Shareholders:

On October 10, 2019, Elite filed a definitive proxy statement announcing an Annual Meeting of Shareholders scheduled for December 4, 2019, for shareholders of record as of October 7, 2019.

Several shareholders have contacted the Company to inquire about how they can vote their shares.

With the filing of the definitive proxy, the mailing process is underway to issue a notice to the shareholders of record with a unique control number to allow those shares to be voted at the meeting. Shareholders will receive their control number in one of two ways: via e-mail or mail. The large majority of Elite’s shareholders will receive their proxy notice via e-mail.

If you are unsure about how you receive your proxy notice information, we suggest that you contact your bank or broker to find out how you have elected to receive this information. For those of you who receive the notice via e-mail, you should also confirm the e-mail address to where it will be delivered.

•	By E-mail - Click on the link which will take you to vote your proxy at www.proxyvote.com.
•	By Mail - the package will include a voter instruction form on how to vote online, by phone, or by mail.

For e-mails delivered to an e-mail address that you no longer have access to, your bank/broker should be able to provide a duplicate control number when the mailing distribution is complete. Once you have the control number, you can go to www.proxyvote.com, enter the control number, and then cast your vote for the proposals.

If you hold shares in more than one account, you will receive a unique control number for each account. Please be sure to vote ALL your shares eligible to vote for the Annual Meeting.

E-mail delivery most likely will be received on Friday, October 18. Material delivered by mail can take as long as two to three weeks to be received. Please be on the lookout for your material.

The proxy material, along with a sample proxy card, can be viewed on the Company’s website at https://elite.irpass.com/annual_shareholder_meeting. In addition to reviewing the proxy material, we urge you to read the Letter to Shareholders from Elite’s President and CEO, Nasrat Hakim, included with the proxy statement.

The letter to shareholders outlines the importance of Proposal 2. Your vote is extremely important to the Company, no matter how many shares you own. For certain very important proposals, failure to vote or specifically direct your broker to vote will be considered the same as a “NO” vote.

Please take a few moments to vote whether or not you plan to attend the Annual Meeting.

If you have any questions or need assistance voting your shares, please call Dianne Will, Investor Relations for Elite Pharmaceuticals at 518-398-6222 or Dianne@ElitePharma.com.

If you plan to attend the meeting, while not required but helpful for planning purposes, please RSVP to Dianne@ElitePharma.com or 518-398-6222.

Sincerely,

Dianne Will

Investor Relations for Elite Pharmaceuticals

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